Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-208932 on Form S-3 of our report dated February 19, 2016, relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C. appearing in the Annual Report on Form 10-K of Shell Midstream Partners, L.P. for the year ended December 31, 2015 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 29, 2016